SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

[ X ] Filed by the registrant

[   ] Filed by a party other than the registrant


Check the appropriate box:

[   ] Preliminary Proxy Statement

[   ] Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2))

[ X ] Definitive Proxy Statement

[   ] Definitive Additional Materials

[   ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                          ELEPHANT & CASTLE GROUP INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                          ELEPHANT & CASTLE GROUP INC.
                           5th Floor, 856 Homer Street
                                 Vancouver, B.C.
                                 Canada V6B 2W5
                                 (604) 684-6451

                              ---------------------


                     NOTICE OF EXTRAORDINARY GENERAL MEETING

                         November 12, 1998 at 1:00 p.m.

                              --------------------


TO ELEPHANT & CASTLE GROUP INC. SHAREHOLDERS:

An Extraordinary General Meeting of Shareholders of Elephant & Castle Group Inc. (the "Company") will be held on Thursday, November 12, 1998, at 1:00 p.m. local time, at the headquarters of the Company, 5th Floor, 856 Homer Street, Vancouver, BC CANADA, V6B 2W5, for the following purposes:

         1. To pass a special resolution amending the Company's Memorandum and Articles of Association to increase the authorized capital from 10,000,000 Common Shares without par value to 20,000,000 Common Shares without par value, and to authorize the creation of 5,000,000 Preferred Shares with a par value of $10.00 U.S. per share; and


         2. To transact such other business as may properly come before the meeting or any adjournments thereof.

         Shareholders of record at the close of business on October 16, 1998 will be entitled to vote at the Special Meeting or any adjournments or postponements thereof. All shareholders are cordially invited to attend the Special Meeting.

IF YOU DO NOT EXPECT TO BE PRESENT AT THE EXTRAORDINARY GENERAL MEETING, YOU ARE REQUESTED TO FILL IN, DATE AND SIGN THE ENCLOSED PROXY AND TO MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE TO MAKE SURE THAT YOUR SHARES ARE REPRESENTED AT THE EXTRAORDINARY GENERAL MEETING. IN THE EVENT YOU DECIDE TO ATTEND THE EXTRAORDINARY GENERAL MEETING IN PERSON, YOU MAY, IF YOU DESIRE, REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                                    By the Order of the Board of Directors,



                                    /s/Jeffrey Barnett
                                    ------------------
                                    Jeffrey Barnett
                                    Chairman

                          ELEPHANT & CASTLE GROUP INC.
                           5th Floor, 856 Homer Street
                                 Vancouver, B.C.
                                 Canada V6B 2W5
                                 (604) 684-6451

                              ---------------------

                                 PROXY STATEMENT
                          Extraordinary General Meeting
                         November 12, 1998 at 1:00 P.M.

                              --------------------

                             SOLICITATION OF PROXIES

General Information
-------------------

         This Proxy Statement is being furnished to all shareholders of Elephant & Castle Group Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors") for use at an Extraordinary General Meeting of Shareholders (the "Extraordinary General Meeting") to be held on the 12th day of November, 1998 at 1:00 p.m., at the headquarters of the Company, 5th Floor, 856 Homer Street, Vancouver, B.C. Canada, and at any adjournments or postponements thereof. This Proxy Statement and the accompanying proxy are first being mailed to the shareholders of the Company on or about October 20, 1998.

         The cost of preparing, assembling and mailing the proxy material and of reimbursing brokers, nominees, and fiduciaries for the out-of-pocket and clerical expenses of transmitting copies of the proxy material to the beneficial owners of shares held of record by such persons will be borne by the Company. The Company does not intend to solicit proxies otherwise than by use of the mails, but certain officers and employees of the Company may, without additional compensation, use their personal efforts, by telephone or otherwise, to obtain proxies.

         The Company currently has only one class of capital stock (the "Common Shares"). Only holders of record of the Company's Common Shares at the close of business on October 16, 1998, will be entitled to notice of and to vote at the Extraordinary General Meeting and any adjournment thereof. The securities of the Company outstanding as of October 16, 1998, the record date for the Special Meeting, consist of 3,306,334 Common Shares, each such share being entitled to one vote.

         This proxy statement solicits the vote of the shareholders of the Company FOR to increase the authorized capital stock from 10,000,000 Common Shares without par value to 20,000,000 Common Shares without par value, and to authorize the creation of 5,000,000 Preferred Shares, with a par value of $10.00 U.S. per share. See Schedule "A" attached for the proposed amendment to the Memorandum and Schedule "B" attached for the proposed amendment to the Articles of Association setting out the proposed rights and restrictions to the Preferred Shares. The enclosed proxy, when properly signed and returned to the Company will be voted at the Extraordinary General Meeting, as directed. Proxies in which no direction is given will be voted FOR Proposal No. 1. While the Board of Directors knows of no other matters to be presented at the Extraordinary General Meeting or any adjournment thereof, all proxies returned to the Company will be voted on any such other matter in accordance with the discretion of the proxy holders.

         If a proxy is executed, it may be revoked at any time before it is voted by the execution and delivery of a proxy bearing a later date or by notification in writing given to the Secretary of the Company prior to the meeting. The proxy may also be revoked by attending the meeting and electing to vote in person.

         A quorum, consisting of two shareholders entitled to vote at the Extraordinary General Meeting, must be present in person or by proxy before any action may be taken at the Extraordinary General Meeting. A Special Resolution requires the favorable vote of seventy-five (75%) percent of the shares present and voting at the meeting. If an executed proxy is returned and the shareholder has abstained from voting or voted against the Proposal submitted, the Shares represented by such proxy will be considered present for purposes of determining a quorum and for purposes of calculating the vote. If an executed proxy is returned by a broker holding shares in "street name" which indicates that the broker does not have discretionary authority to vote the shares, such shares will also be considered present at the meeting for purposes of determining a quorum, but will not be considered to be represented at the meeting for purposes of calculating the vote with respect to such matters.

                  SECURITY OWNERSHIP OF DIRECTORS, MANAGEMENT,
                          AND CERTAIN BENEFICIAL OWNERS


         As of the close of business on October 16, 1998, 3,306,334 Common Shares were issued and outstanding. The following table sets forth, as of such date, information relating to the beneficial ownership of the Company's Common Shares by each person known to the Company to be beneficial owner of more than 5% of the Common Shares, by each director, by each of the named executive officers and by all directors and executive officers as a group:

                                                   Approximate
                                                  Percentage of
    Name and Address       Number of Shares   Outstanding Shares(3)
    ----------------       ----------------   ---------------------

Jeffrey M. Barnett(1)(2)          600,791             16.85

Peter J. Barnett(2)               498,375             13.97

George W. Pitman(1)(2)            127,250              3.58

William C. McEwen(1)(2)             7,100                 *

Martin O'Dowd(1)(2)               118,960              3.34

David Wiederecht(1)(3)                ---                 *

Anthony Mariani(1)(3)                 ---                 *

Colin Stacey(2)                    50,000              1.40

Richard H. Bryant(1)(2)            10,000                 *

Daniel DeBou(2)                    13,200                 *

Paul Tilbury(2)                    22,000                 *

General Electric
Investment Private
Placement Partners II(4)          237,221              6.65
3003 Summer Street
Stamford, CT  06904-7900

All Directors and Executive     1,187,022             33.28
Officers as a Group (2)(4)
---------------

(1)      Each person is a director.

(2) Includes all currently exercisable vested options granted to directors and executive officers.

(3) Messrs. Wiederecht and Mariani are employed by the general partner of GEIPP II, the holdings of which are separately stated herein.

(4) Excludes up to 2,100,000 additional Shares subject to Warrants and Subordinated Convertible Debentures held by the Fund.

* = less than one percent.

                 PROPOSAL - AMENDMENT TO ARTICLES OF ASSOCIATION
             TO INCREASE THE AMOUNT OF AUTHORIZED COMMON SHARES AND
              AUTHORIZE THE ISSUANCE OF A CLASS OF PREFERRED STOCK

         The Board of Directors has unanimously approved, subject to the approval of the shareholders, by way of Special Resolution, an amendment to the Company's Memorandum and Articles of Association to increase the number of authorized Common Shares, and to create an issue of authorized Preferred Shares. The Board recommends that the shareholders approve the amendment by voting in favor of the proposal (Proposal No. 1), after due consideration.

         If adopted, the Proposal would amend the Memorandum and Articles of Association of the Company to increase the authorized number of Common Shares and to create 5,000,000 Preferred Shares. The Company currently has 10,000,000 Common Shares authorized, of which 3,306,334 are outstanding. However, an additional 3,883,292 Common Shares are reserved for issuance pursuant to existing Convertible Notes, Warrants and employee stock options. Under the proposed amendment, the number of Common Shares authorized would be increased to 20,000,000. The Proposal also involves the creation of an issue of 5,000,000 Preferred Shares, with a par value of $10.00 U.S. per share. For the reasons hereinafter stated, the Board believes adoption of this Proposal is in the best interests of all of the shareholders and recommends that shareholders vote in favor of its adoption.

         The newly authorized Common Shares will have the same voting rights, dividend rights or rate, redemption rights or privileges, rights on liquidation or dissolution, as the current issued and outstanding Common Shares.

         The Board concluded that the additional Common Shares are necessary for the potential future growth of the Company, including possible financings, and that it would be appropriate to have available Common Shares, so that management would have greater flexibility in arranging any mergers, acquisitions or other such transactions. There are no mergers, acquisitions or similar transactions currently under specific consideration.

         The Proposal also authorizes the future issuance of up to 5,000,000 Preferred Shares in one or more series. The Board is currently planning to authorize and issue the initial series of Preferred Shares. If the Preferred Shares are authorized, the Board of Directors will have discretion, within the parameters of the described Preferred Shares in Schedule B hereto, and without any further action by the holders of the Company's Common Shares, to issue any number of Preferred Shares, up to 5,000,000 Preferred Shares, constituting any series of such Preferred Shares.

         The Preferred Shares generally shall be entitled to a cumulative annual dividend of no less than five (5%) percent on the par value of the Preferred Shares and no greater than fifteen (15%) on the par value thereof, payable quarterly in cash or Common Stock valued at the market price at the time of dividend declaration. The Preferred Shares shall also be convertible, at the option of the holder, into Common Shares at a ratio to be fixed at the time of issuance of the Preferred Shares or any series thereof, based upon market conditions at the time, so as to reflect a premium to the market price for the Common Shares. The Company shall be entitled to redeem the Preferred Shares at par plus a redemption premium, not to exceed 25% of the par value of the Preferred Shares. The Preferred Shares shall have a preference on the payment of dividends and in the event of any liquidation, dissolution or winding-up of the Company. The holders of the Preferred Shares shall not have the right to vote in Company affairs, including the election of directors, except as a separate class on certain specific matters affecting the class. See Schedule "B" for further detail. Any separate series of Preferred Shares may have rights, privileges and designations different from any other series, provided both series are within the parameters of the proposed Amendment to the Articles of Association, if approved.

The Initial Transaction
-----------------------

If Proposal 1 is approved, the Board of Directors proposes to use such authority to designate the rights, preferences and privileges of an initial class of Preferred Shares to be offered to a limited number of investors in connection with a Private Placement, as to which discussions are presently pending. General Electric Private

Placement Partners II, which is the owner of 237,221 Common Shares, and Notes and Warrants convertible or redeemable into 2,100,000 additional Common Shares has been identified as a potential purchaser of a fraction of the Preferred Shares. If authorized, the Preferred Shares would also be available to management for mergers, acquisitions and similar transactions, and the Board of Directors would be authorized to determine the terms and conditions relating to the issuance of such Preferred Shares. In the opinion of the Board, the existence of the Preferred Shares would serve as a valuable tool in aiding management's current search for additional equity capital for expansion.

         Any issuance of additional Common Shares and/or Preferred Shares could have the effect of diluting the earnings per share and book value per share of the existing Common Shares, and such additional securities will have the effect of diluting, whether or not dilutive of financial results, the absolute percentage ownership of existing holders.

         Such Preferred Shares could therefore be issued to parties, or on other terms, which might make acquisition of the Company or a controlling interest in the Company more difficult or more costly. The Preferred Shares could also be potentially used to create voting impediments or to frustrate persons seeking to effect a merger or otherwise gain control of the Company. The Preferred Shares could be privately placed with purchasers committed to side with the management of the Company in opposing a hostile tender offer or other attempt to change operating control. In such ways, the authorization of the Preferred Shares and the prospective issuance thereof could be seen as an anti-takeover device which might preclude shareholders from taking advantage of an economic situation which they might otherwise consider to be favorable to their interests.

         The Board of Directors is not aware of any effort to change control of the Company, and the Board has no present intention of authorizing the issuance of Common Shares or Preferred Shares to any holder other than on economic and financial terms deemed to be in the Company's best interests.

         The affirmative vote of 75% of the Common Shares present and voting at the meeting is necessary to approve Proposal One. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING RESOLUTION THAT WILL BE PRESENTED AT THE EXTRAORDINARY GENERAL MEETING:

                  RESOLVED, that the Memorandum of the Company be, and it hereby is, amended to read generally as set forth in Exhibit A to this Proxy Statement, and the Articles of Association be, and it hereby is, amended to read generally as set forth in Exhibit "B" to this Proxy Statement, distributed in connection with the Extraordinary General Meeting of Shareholders of the Company.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF THE SPECIAL RESOLUTIONS AS SET FORTH IN PROPOSAL ONE.

Shareholders Proposals

         The proxy rules of the Securities and Exchange Commission permit shareholders of the Company, after timely notice to the Company, to present proposals for shareholder action in the Company's proxy statement, where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by Company action in accordance with the proxy rules. The Elephant & Castle Group Inc. proxy material for the 1999 Annual Meeting of Shareholders is expected to be mailed approximately six weeks prior to the meeting. Shareholder proposals prepared in accordance with the proxy rules should be received by the Company on or before February 28, 1999.

Other Business
--------------

         All items of business intended by the management to be brought before the meeting are set forth in the Proxy Statement, and the management knows of no other business to be presented. If other matters of business not presently known to the Board of Directors are properly raised at the Annual General Meeting, it is the intention of the persons named in the proxy to vote on such matters in accordance with their best judgment.

         Shareholders may receive without charge a copy of the Company's Annual Report and Form 10-KSB, including financial statements and schedules thereto, as filed with the Securities and Exchange Commission, by writing to: Elephant & Castle Group Inc., 854 Homer Street, Vancouver, BC CANADA V6B 2W5, or by calling the Company at (604) 684-6451.

                                              By Order of the Board of Directors


                                              /s/Jeffrey Barnett
                                              ------------------
                                              Jeffrey Barnett
                                              Chairman


Dated: Vancouver, B.C.
       October 19, 1998

                                  SCHEDULE "A"

                              Proposed Amendment to
                                the Memorandum of
                          Elephant & Castle Group Inc.
                                 (the "Company")


BE IT RESOLVED THAT the Memorandum of the Company be altered so as to be in the following form:



                                   MEMORANDUM
                                    (Altered)

                          ELEPHANT & CASTLE GROUP INC.


1. The name of the Company is "ELEPHANT & CASTLE GROUP INC.".

2. The Authorized Capital of the Company consists of 25,000,000 shares divided into:

         a)       20,000,000 Common Shares without par value; and

         b)       5,000,000  Preference  Shares with a par value of $10.000 each
                  and  having   attached   thereto   the   special   rights  and
                  restrictions set out in the Articles of the Company.

                                  SCHEDULE "B"

                              Proposed Amendment to
                         the Articles of Association of
                          Elephant & Castle Group Inc.
                                 (the "Company")


24       SPECIAL RIGHTS AND RESTRICTIONS
----------------------------------------

24.1 The Preferred Shares shall have attached thereto the following special rights and restrictions:

         (a)      the Preferred Shares may be issued in series;

         (b) the holders of the Preferred Shares shall be entitled to an annual dividend no less than five (5%) percent on the par value of the Preferred Shares and no greater than fifteen (15%) percent on the par value of the Preferred Shares, payable quarterly in cash or in Common Shares of the Company valued at the market price of such Common Shares at the time of the dividend declaration date. All dividends declared shall be cumulative. The dividend rate shall be fixed by the Board of Directors at the time of issuance of the Preferred Shares, or any series thereof;

         (c) the Preferred Shares, at the option of the holder thereof, shall be convertible into Common Shares of the Company at any time at a conversion ratio which will be determined by market conditions for the Common Shares at the time of the issuance of the Preferred Shares so as to reflect a premium to the market price for the Common Shares at the time of issuance of the Preferred Shares. The conversion rate shall be fixed by the Board of Directors at the time of issuance of the Preferred Shares, or any series thereof;

         (d) the Company shall be entitled, at its option, to redeem the Preferred Shares at par plus a redemption premium, not to exceed 25% of the par value of the Preferred Shares. The redemption premium, and the terms and conditions for redemption shall be fixed by the Board of Directors at the time of issuance of the Preferred Shares, or any series thereof;

Schedule "B"                                                              Page 2


         (e) the Company may maintain a sinking fund coverage from the Company's fiscal year 2000 onwards with sinking fund repayments if coverage is not met, with such coverage to be determined by the Board of Directors at the time of issuance of the Preferred shares;

         (f) in the event of liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of the Preferred Shares shall be entitled to receive from the property and assets of the Company an amount equal to the par value per share, together with any unpaid but declared dividends;

         (g) the holders of the Preferred Shares shall have a preference on the payment of dividends ahead of the holders of the Common Shares;

         (h) the holders of the Preferred Shares shall have the right to vote as a separate class on certain specific matters affecting that class, but shall not have the right to vote with respect to the election of directors or otherwise, except as so provided hereinabove; and

         (i) the Preferred Shares will be denominated in U.S. Dollars, as will the dividends payable thereon.

                                  FORM OF PROXY

                          EXTRAORDINARY GENERAL MEETING

                          ELEPHANT & CASTLE GROUP INC.
                         November 12, 1998 at 1:00 P.M.

         This Proxy is Solicited on Behalf of the Board of Directors.

         The undersigned shareholder of Elephant & Castle Group Inc. (herein the "Company") hereby appoints Jeffrey M. Barnett and Martin O'Dowd the proxies of the undersigned (with power of substitution) to vote such shareholder's shares at the Extraordinary General Meeting of the Shareholders of the Company to be held on November 12, 1998, at 1:00 p.m. and at any adjournments and postponements thereof, with respect to the proposal more fully described in the Proxy Statement for the Extraordinary General Meeting in the manner specified, and on any other business that may properly come before the meeting.

                         (TO BE SIGNED ON REVERSE SIDE)

                       PLEASE MARK, SIGN, DATE AND RETURN
                        THE PROXY CARD PROMPTLY USING THE
                               ENCLOSED ENVELOPE.

        THE DIRECTORS RECOMMEND A VOTE FOR THE PROPOSALS SET FORTH BELOW

1. Proposed Amendment to the Memorandum and Articles of Association to increase the authorized capital of the Company:


                [   ] FOR                     [   ] AGAINST


In their discretion, the Proxies are also authorized to vote upon such other business as may properly come before the meeting.

                          ----------------------------
                                   Signature

                          ----------------------------
                           Signature, if held jointly


                          ----------------------------
                                     Dated:

Please sign exactly as name appears on your stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in full partnership name by authorized person.